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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 27, 2008

AROTECH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-23336	95-4302784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1229 Oak Valley Drive, Ann Arbor, Michigan	48108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 281-0356

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873 (02/08)

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Item 8.01 Other Events.

On October 27, 2008, at the Annual Meeting of Stockholders of Arotech Corporation (the “Registrant”), the stockholders of the Registrant voted on the following proposals with the following results:

1.Contracting the size of the Board of Directors to seven; fixing the number of Class II directors at two; and electing two Class II directors for a three-year term ending in 2011 and continuing until their successors are duly elected and qualified:

Votes For	Votes Against	Abstentions	Shares Not Voting
8,621,767	0	285,248	0

2.Election of Directors:
	Votes For	Votes Withheld	Abstentions	Shares Not Voting
Robert S. Ehrlich	8,621,767	270,219	0	0
Seymour Jones	8,606,737	285,248	0	0
(Directors whose terms of office continued after the meeting were Dr. Jay M. Eastman, Steven Esses, Edward J. Borey, Michael E. Marrus, and Elliot Sloyer)

3.Approving and ratifying, for purposes of NASD Marketplace Rule 4350(i)(1)(D)(ii), the issuance of shares of Arotech’s common stock in certain events described in the Proxy Statement under the terms of Arotech’s subordinated convertible notes issued in August 2008 as contemplated by the terms of the notes:

Votes For	Votes Against	Abstentions	Shares Not Voting
2,280,691	519,433	31,918	6,059,942

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AROTECH CORPORATION
(Registrant)
By:	/s/ Robert S. Ehrlich
	Name:	Robert S. Ehrlich
	Title:	Chairman and CEO

Dated: October 27, 2008